UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SEVCON, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2985631
(State of incorporation or organization)	(IRS Employer Identification No.)

155 Northboro Road Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Rights to purchase Series A Convertible Preferred Stock, par value $0.10 per share	The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197075 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Securities to be Registered.

The securities to be registered hereby are transferable subscription rights (the “Rights”) to purchase shares of Series A Convertible Preferred Stock, par value $0.10 per share, of Sevcon, Inc., a Delaware corporation.

The description of the Rights as included under the caption “The Rights Offering” in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2014, and as amended on July 29, 2014 (Registration No. 333-197075), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 7, 2011).

2.	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-197075) filed on July 29, 2014).

3.	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 11, 2013).

4.	Form of Transferable Subscription Rights Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197075) filed on July 29, 2014).

5.
Form of certificate representing shares of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197075) filed on July 29, 2014).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEVCON, INC.
(Registrant)

Date: July 29, 2014	By:	/s/ Paul N. Farquhar
	Name:	Paul N. Farquhar
	Title:	Vice President and Chief Financial Officer